Exhibit 21.1

LIST OF SUBSIDIARIES

Wireless Facilities, Inc./Entel, a Delaware corporation
WFI de Mexico, S. de R.L. de C.V., a Mexican corporation
Wireless Facilities Latin America LTDA, a Brazilian commercial limited liability company
WFI Network Management Services Corp., a Delaware corporation
WFI FSC, Inc., a Barbados corporation
WFI UK Ltd., a United Kingdom corporation
Wireless Facilities International Limited, a United Kingdom corporation
WFI NMC LP, a Delaware limited partnership
WFI NMC Corp., a Delaware corporation
WFI Spain SL, a Spanish corporation
Wireless Facilities International Germany GmbH, a German corporation
WFI Telekomunikasyon Servis Ltd., a Turkish corporation
Questus, Ltd., a United Kingdom corporation
Questus Scandinavia AB, a Swedish corporation
WFI Scandinavia AB, a Swedish corporation
Questus GmbH, an Austrian corporation
WFI Asesoria En Telecommunicaciones SC, a Mexican corporation
WFI Asesoria En Administracion SC, a Mexican corporation
WFI Services de Mexico, S.A. de C.V., a Mexican corporation
WFI India Pvt. Ltd., an Indian corporation
Wireless Facilities International Hong Kong Limited
Wireless Facilities International Singapore PTE LTD